POWER OF ATTORNEY

        Each person whose signature appears below designates and appoints Brandon M. Dawson and Edwin J. Kawasaki, or either of them, such person's true and lawful attorneys-in-fact and agents, to sign the annual report on Form 10-KSB of Sonus Corp., an Alberta, Canada, corporation, for the fiscal year ended July 31, 1998, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

        IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 26th day of October, 1998.

        Signature                                   Title
        ---------                                   -----


/s/ Brandon M. Dawson                President and Chief Executive Officer and
Brandon M. Dawson                    Director (Principal Executive Officer)


/s/ Edwin J. Kawasaki                Vice President-Finance and Chief Financial
Edwin J. Kawasaki                    Officer (Principal Financial and Accounting
                                     Officer)


/s/ Gregory J. Frazer, Ph.D.         Vice President-Business Development and
Gregory J. Frazer, Ph.D.             Director


/s/ Douglas F. Good                  Chairman of the Board and Director
Douglas F. Good


/s/ Joel Ackerman                    Director
Joel Ackerman


/s/ William DeJong                   Director
William DeJong


/s/ Hugh T. Hornibrook               Director
Hugh T. Hornibrook